NOTICE OF GUARANTEED DELIVERY

FOR

SUBSCRIPTION RIGHTS CERTIFICATES

ISSUED BY

THE SWISS HELVETIA FUND, INC.

          This form, or one substantially equivalent hereto (the “Notice”), must be used to exercise Subscription Rights pursuant to the rights offering (the “Rights Offering”) described in the prospectus dated May 18, 2007 (the “Prospectus”) of The Swiss Helvetia Fund, Inc., a Delaware corporation (the “Fund”), if a holder of Subscription Rights cannot deliver the certificate(s) evidencing the Subscription Rights (the “Subscription Rights Certificate(s)”), to the Subscription Agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., New York City time, on June 22, 2007, unless such time is extended by the Fund as described in the Prospectus (as such date may be extended, the “Expiration Date”). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See “The Offer—Subscription Agent” in the Prospectus.

          The final subscription price (the “Subscription Price”) for shares of common stock of the Fund to be issued pursuant to the Rights Offering has not yet been determined. Three Rights will entitle the holder to acquire one share of common stock at a Subscription Price, estimated for purposes of this notice, of $[____]. Payment of the estimated Subscription Price of $[____] per share of the Fund’s common stock subscribed for upon exercise of such Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to the close of business on the third business day after the Expiration Date if the Subscription Rights Certificate(s) evidencing such Subscription Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Offer—Payment for Shares” in the Prospectus.

The Subscription Agent is:

The Colbent Corporation

By First Class Mail Only: The Swiss Helvetia Fund, Inc. c/o The Colbent Corporation Attention: Corporate Actions P.O. Box 859208 Braintree, Massachusetts 02185-9208	By Hand, Express Mail or Overnight Courier: The Swiss Helvetia Fund, Inc. c/o The Colbent Corporation Attention: Corporate Actions 161 Bay State Drive Braintree, Massachusetts 02184

By Facsimile: 1-781-380-3388
Telephone Number for Confirmation: 1-781-843-1833 extension 200

Telephone Number for Information: Information Agent, The Swiss Helvetia Fund, Inc., 1-800-561-3947.

          DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

          The undersigned hereby represents that the undersigned is the holder of Subscription Rights Certificate(s) representing a total of _____________ Subscription Right(s) and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise such Right(s) to subscribe for _____ share(s) of the Fund’s common stock with respect to each of the Subscription Rights represented by such Subscription Rights Certificate(s).

          The undersigned understands that payment in U.S. dollars of the estimated Subscription Price of $[____] per share for each share of the Fund’s common stock subscribe for must be received by the Subscription Agent at or prior to 5:00 p.m., New York City time, on the third business day after the Expiration Date and represents that such payment, in the aggregate amount of $___________, either (check appropriate box):

|_|	is being delivered to the Subscription Agent herewith or

|_|	has been or will be delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto)

|_|	Wire transfer of funds

Name of transferor institution: _____________________________________________
Date of transfer: _______________________________________________________
Confirmation number (if available): _________________________________________

|_|	Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date)

|_|	Certified check

|_|	Bank draft (cashier's check)

|_|	Money order

Name of maker: ________________________________________________________
Date of check, draft or money order:________________________________________
Check, draft or money order number:________________________________________
Bank on which check is drawn or issuer of money order: _________________________

Signature(s): ________________________________ __________________________________________ Name(s):___________________________________ __________________________________________ (Please type or print)	Address: __________________________________ __________________________________________ Area Code and Tel. No(s).: _____________________ __________________________________________

Subscription Rights Certificate No(s). (if available):    ____________________________________________

GUARANTEE OF DELIVERY

(Not To Be Used For Subscription Rights Certificate Signature Guarantee)

          The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature medallion program, pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Subscription Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated: ________________________________, 2007

______________________________________ (Address) ______________________________________ (Area Code and Telephone Number)	____________________________________ (Name of Firm) ____________________________________ (Authorized Signature)

            The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.